Exhibit 99.2

4th Quarter & Full Year 2009 Conference Call February 10, 2010

2 During this discussion, we may make forward-looking statements within the meaning of applicable securities laws. The statements may include projections regarding future earnings and results which are based upon management's current expectations and assumptions, which are subject to a number of risks and uncertainties. Factors that could cause actual results to differ, include price competition and industry consolidation, increases in cost or availability of ingredients, packaging, energy and employees, risks from large customers, changes in consumer preferences, product recalls or safety concerns, food industry and regulatory factors, acquisition and divestiture risks, ability to execute strategic initiatives, interest rate, foreign exchange rate and credit risks, natural disasters or catastrophic events and general economic conditions, as well as those that have been discussed in our most recent Form 10-K filed with the Securities and Exchange Commission. "Forward-Looking Statements"

4th Quarter & Full Year 2009 Financial Review Rick Puckett Executive Vice President & Chief Financial Officer

Q4 2009 Net Revenue Summary (Unaudited) $ in Millions 4

Q4 2009 Financial Summary (Unaudited) $ in Millions, except EPS 5 * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix. ** Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix.

6 Net Revenue Growth (Unaudited)

Full Year Net Revenue Summary (Unaudited) $ in Millions 7

8 Gross Margin Trend (Unaudited) * Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix.

9 SG&A % of Net Revenue (Unaudited) * Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix.

10 Operating Profit** Margin Trend (Unaudited) ** Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP in the Appendix. * Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix.

Full Year Financial Summary (Unaudited) $ in Millions, except EPS 11 * Operating profit percentage is a non-GAAP measure. For a corresponding reconciliation of operating profit percentage to the most comparable GAAP measure, see the reconciliation of non-GAAP measures in the Appendix. ** Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix.

12 * EBITDA and Net Debt are non-GAAP measures. For a corresponding reconciliation of EBITDA and Net Debt to the most comparable GAAP measures, see the reconciliation of non-GAAP measures in the Appendix. ** Excludes special items. For a corresponding reconciliation of data excluding special items to data including special items, see the reconciliation of non-GAAP measures in the Appendix. Full Year Key Statistics (Unaudited) $ in Millions

Full Year Selected Cash Flow Items (Unaudited) $ in Millions 13

2010 Full Year Estimates $ in Millions 14

Operations Overview Dave Singer President & Chief Executive Officer

Q&A

Appendix

Reconciliation of Non-GAAP Measures 18 This presentation includes certain measures not derived in accordance with generally accepted accounting principles ("GAAP"). Such measures should not be considered substitutes for any measures derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliation of these non-GAAP financial measures to the most nearly comparable GAAP measures, if applicable, is presented on the slides that follow. The Company believes these non-GAAP financial measures provide useful information to investors as the measures emphasize core on- going operations and are helpful in comparing past and present operating results. The Company uses these measures to evaluate past performance and prospects for future performance. The presentation of non-GAAP financial measures by the Company should not be considered in isolation or as a substitute for the Company's financial results prepared in accordance with GAAP.

Reconciliation of Non-GAAP Measures: Q4 2008 Special Items (Unaudited) $ in Millions, except EPS 19

Reconciliation of Non-GAAP Measures: FY 2008 Special Items (Unaudited) $ in Millions, except EPS 20

Reconciliation of Non-GAAP Measures: Q4 2009 Special Items (Unaudited) $ in Millions, except EPS 21

Reconciliation of Non-GAAP Measures: FY 2009 Special Items (Unaudited) $ in Millions, except EPS 22

Reconciliation of Non-GAAP Measures: Operating Profit (Unaudited) $ in Millions 23

24 Reconciliation of Non-GAAP Measures: EBITDA (Unaudited) $ in Millions

25 Reconciliation of Non-GAAP Measures: Net Debt (Unaudited) $ in Millions

Reconciliation of Non-GAAP Measures: Operating Profit Trend (Unaudited) $ in Millions 26